Exhibit 99.1

SJW Group Issues Statement in Response to

Proposed Decision by Connecticut Public Utilities Regulatory Authority

San Jose, CA, December 3, 2018 – SJW Group (NYSE: SJW) today issued the following statement in response to the proposed decision by the Connecticut Public Utilities Regulatory Authority (PURA) about SJW Group’s merger agreement with Connecticut Water Service, Inc. (NASDAQ: CTWS) (Connecticut Water):

“We are reviewing the proposed decision with Connecticut Water and plan to continue to work with PURA to satisfactorily demonstrate that our merger with Connecticut Water is in the public interest. We have a shared commitment with Connecticut Water to realize the significant benefits we believe our merger will deliver to all stakeholders, including employees, customers and local service area communities throughout Connecticut.”

About SJW Group

SJW Group is a publicly traded holding company headquartered in San Jose, California. SJW Group is the parent company of San Jose Water, SJWTX, Inc. and SJW Land Company. Together, San Jose Water and SJWTX, Inc. provide water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and the nearby communities. SJW Land Company owns and operates commercial real estate investments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the CTWS Acquisition are not satisfied; (2) the risk that the regulatory approvals required for the CTWS Acquisition are not obtained at all, or if obtained, on the terms expected or on the anticipated schedule; (3) the risk that the California Public Utilities Commission’s (“CPUC”) investigation may cause delays in or otherwise adversely affect the CTWS Acquisition and that the Company may be required to consummate the CTWS Acquisition prior to the CPUC’s issuance of an order with respect to its investigation; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the CTWS Acquisition; (6) the ability of each party to meet expectations regarding timing, completion and accounting and tax treatments of the CTWS Acquisition; (7) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the CTWS Acquisition; (8) changes in demand for water and other products and services; (9) unanticipated weather conditions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect the facilities, operations, financial condition, results of operations and reputation of CTWS or the Company; (11) risks that the CTWS Acquisition disrupts the current plans and operations of CTWS or the Company; (12) potential difficulties by CTWS or the Company in employee retention as a result of the CTWS Acquisition; (13) unexpected costs, charges or expenses resulting from the CTWS Acquisition; (14) the effect of the announcement or pendency of the CTWS Acquisition on business relationships, operating results, and business generally, including, without limitation, competitive responses to the CTWS Acquisition; (15) risks related to diverting management’s attention from ongoing business operations of CTWS or the Company; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in its filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and none of the Company, its management, CTWS or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

SJW Group Contacts

Investors

Andrew Walters

Chief Administrative Officer, SJW Group

408-279-7818, andrew.walters@sjwater.com

Media

Jayme Ackemann

Director of Corporate Communications, SJW Group

408-918-7247, Jayme.Ackemann@sjwater.com

Abernathy MacGregor

Chuck Dohrenwend, 212-371-5999, cod@abmac.com

Nazan Riahei, 213-630-6550, nkr@abmac.com